Exhibit 10.4

AMENDMENT NO. 1

TO

CARDIOVASCULAR SYSTEMS, INC.

EXECUTIVE OFFICER SEVERANCE PLAN

The Cardiovascular Systems, Inc. Executive Officer Severance Plan, dated effective June 28, 2010 (the “Plan”), is hereby amended as follows:

1. The first sentence of Section V of the Plan is deleted in its entirety and replaced with the following:

“Salary continuation benefits shall commence on the next regularly scheduled payday coinciding with or immediately following the 60th day after the termination of the Executive Officer’s employment, provided that the Executive Officer has executed and submitted a release of claims in a form supplied by and reasonably satisfactory to the Company and (i) the statutory rescission periods during which the Executive Officer is entitled to revoke such release have expired on or before that 60th day, and (ii) the Executive Officer has not in fact revoked such release of claims by that 60th day.”

2. Capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings assigned to them under the Plan.

3. Except as set forth in this Amendment, the Plan shall remain in full force and effect and shall not otherwise be modified or amended.